Exhibit j.1

                       Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (Securities Act File No. 2-93538 and Investment Company Act File No. 811-04116) of our report dated January 25, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 annual report to shareholders of Zweig Series Trust (constituting Zweig Strategy Fund, Zweig Appreciation Fund, Zweig Managed Assets, Zweig Growth & Income Fund, Zweig Foreign Equity Fund, Zweig Government Fund and Zweig Government Cash Fund), which is also incorporated by reference into the registration statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the statement of additional information.





                                             /s/PricewaterhouseCoopers LLP
                                             Pricewaterhouse Coopers LLP



New York, New York
April 29, 1999